UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 12, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Form 8-K filed on January 22, 2009, Carmike Cinemas, Inc. (the “Corporation”) announced the departure of the Corporation’s Chairman, Chief Executive Officer and President, Michael W. Patrick, effective Monday, January 19, 2009.

On February 12, 2009, the Corporation and Mr. Patrick entered into a separation agreement and general release (the “Separation Agreement”) setting forth the terms of his departure from the Corporation. The Separation Agreement will become effective on February 20, 2009 (the “Effective Date”), unless Mr. Patrick revokes the Separation Agreement prior to that date.

Mr. Patrick has also resigned from the Corporation’s Board of Directors as of the Effective Date, provided that Mr. Patrick does not revoke the Separation Agreement prior to that date.

Pursuant to the Separation Agreement, the Corporation will make a lump sum payment to Mr. Patrick of $5,000,000. Mr. Patrick has agreed to make himself reasonably available, through the Corporation’s 2009 Annual Meeting of Stockholders, to consult on business issues at the request of the Corporation. Mr. Patrick will continue to receive medical benefits and group life insurance coverage until January 31, 2012. Should Mr. Patrick die on or before January 31, 2012, the Corporation will pay the sum of $850,000 to Mr. Patrick’s surviving spouse or other designated beneficiary.

Mr. Patrick and the Corporation have provided a mutual general release from any and all claims relating to his employment. Further, until January 19, 2011, Mr. Patrick has agreed (i) not to compete with the Corporation in any of the 36 states identified in the Separation Agreement, (ii) not to hire or solicit certain of the Corporation’s key employees and (iii) not to solicit certain of the Corporation’s investors, customers or vendors. Mr. Patrick has also agreed to a standstill provision, providing, among other things, that he will not (i) without the prior approval of the Board of Directors purchase any voting securities of the Corporation or take certain other actions affecting the control of the Corporation until January 19, 2012 and (ii) sell or otherwise dispose of his current equity interests in the Corporation until August 20, 2010.

The consideration payable to Mr. Patrick under the Separation Agreement was based on the terms of his existing employment agreement and the other agreements contained in the Separation Agreement, including the mutual release, the non-compete and standstill provisions. Further, the Corporation will avoid the cost and distraction which could be anticipated absent a negotiated resolution of Mr. Patrick’s departure.

The foregoing description of the Separation Agreement is a general description only and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 10.1	Separation Agreement and General Release, dated February 12, 2009, by and between Michael W. Patrick and Carmike Cinemas, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: February 13, 2009	By:	/s/ Lee Champion
Lee Champion Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and General Release, dated February 12, 2009, by and between Michael W. Patrick and Carmike Cinemas, Inc.